UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Affiliated Managers Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3218510
(State of Incorporation or Organization)	(IRS Employer Identification No.)

777 South Flagler Drive West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.750% Junior Subordinated Notes due 2064	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

No. 333-263148

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A relates to the 6.750% Junior Subordinated Notes due 2064 (the “Securities”) of Affiliated Managers Group, Inc. (the “Registrant”) and hereby incorporates by reference the description of the Securities set forth in (i) the section captioned “Description of the Debt Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-263148), dated March 1, 2022 (the “Prospectus”), and (ii) the section captioned “Description of Notes” in the Prospectus Supplement, dated March 14, 2024 to the Prospectus.

Item 2. Exhibits.

No.	Description

4.1	Indenture, dated as of March 27, 2019, between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed March 27, 2019).

4.2	Fourth Supplemental Indenture, dated as of March 20, 2024, between the Registrant and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed March 20, 2024).

4.3	Form of 6.750% Junior Subordinated Note due 2064 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed March 20, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Kavita Padiyar
Name: Kavita Padiyar
Title: Managing Director, Chief Corporate Counsel, and Corporate Secretary

Date: March 20, 2024